CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-214862) and Post-Effective Amendment No.1 on Forms S-8 (333-195948; 333-190138; 333-168597; 333-151659; 333-137933; 333-131457; 333-116369; 333-115311; 333-112238) of Xperi Corporation (formerly known as Tessera Holding Corporation which is the successor registrant to Tessera Technologies, Inc.) of our report dated February 27, 2017 relating to the consolidated financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP

San Jose, CA
February 27, 2017